                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                 APRIL 25, 2001

                               GENZYME CORPORATION

             (Exact name of registrant as specified in its charter)

          MASSACHUSETTS                       0-14680                       06-1047163
 (State or other jurisdiction of      (Commission file number)     (IRS employer identification
  incorporation or organization)                                              number)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (617) 252-7500

ITEM 5.  OTHER EVENTS.

         On April 25, 2001, Genzyme Corporation ("Genzyme"), a Massachusetts corporation, and Focal, Inc. ("Focal"), a Delaware corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the parties will effect a business combination through a merger of Sammy Merger Corp. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Genzyme, with and into Focal (the "Merger"). As a result of the Merger, Focal will become a wholly-owned subsidiary of Genzyme. The acquisition, which is expected to be accounted for using the purchase method of accounting and to be a taxable transaction, is expected to close in the second or third quarter of 2001.

         Under the terms of the Merger Agreement, each outstanding share of Focal common stock, $0.01 par value per share, will be converted into 0.1545 (the "Exchange Ratio") of a share of Genzyme Biosurgery Division Common Stock, $0.01 par value per share (the "Merger Consideration"), except 10,000 shares of Focal common stock which will be purchased by Genzyme for cash. In addition, each outstanding option and warrant to purchase Focal common stock will be converted into an option or warrant to purchase the number of shares of Genzyme Biosurgery Division Common Stock equal to the number of shares of Focal common stock subject to such option or warrant multiplied by the Exchange Ratio, and the associated exercise price will be adjusted accordingly.

         Consummation of the Merger is subject to the adoption of the Merger Agreement by the Focal stockholders and certain other customary closing conditions. As a condition to Genzyme's willingness to enter into the Merger Agreement, several Focal stockholders executed Voting Agreements, agreeing to vote an aggregate of 2,177,367 shares in favor of adoption of the Merger Agreement.

         In connection with entering into the Merger Agreement, Genzyme and Focal entered into a Letter Agreement, dated as of April 25, 2001, that amends the terms of the parties' Stock Purchase Agreement, dated as of October 21, 1999. Under the revised terms, Focal can exercise its right to require Genzyme to purchase a final $5 million of shares of Focal common stock between June 15, 2001 and July 12, 2001. If Focal exercises this option and the applicable conditions to closing are met, Genzyme will purchase the shares in four installments on each of the following dates: July 16, July 31, August 15 and August 31, 2001. In the Letter Agreement, Genzyme has agreed to waive several of the conditions to its obligation to purchase the shares. If the Merger Agreement is not terminated prior to June 15, 2001, the purchase price will be $0.70 per share if Focal common stock remains listed on The Nasdaq National Market and $0.40 per share if it is delisted. If the Merger Agreement is terminated prior to June 15, 2001, the purchase price per share will be based on the trading average for the five (5) trading days prior to the applicable purchase date.

         The preceding descriptions of the Merger Agreement, the Voting Agreements, and the Letter Agreement are qualified in their entirety by reference to the copies of such agreements included as exhibits hereto which are incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      EXHIBITS:

EXHIBIT
   NO.       DESCRIPTION
2.1          Agreement and Plan of Merger, dated as of April 25, 2001, among
             Genzyme Corporation, Sammy Merger Corp. and Focal, Inc. Filed
             herewith.

99.1 Form of Voting Agreement, dated as of April 25, 2001. Filed herewith.

99.2         Letter Agreement dated as of April 25, 2001, between Genzyme
             Corporation and Focal, Inc. Filed herewith.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GENZYME CORPORATION

Dated: April 26, 2001                 By: /s/ Michael Wyzga
                                      -----------------------------------------
                                          Michael Wyzga, Senior Vice President
                                          and Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT
   NO.       DESCRIPTION
2.1          Agreement and Plan of Merger, dated as of April 25, 2001, among
             Genzyme Corporation, Sammy Merger Corp. and Focal, Inc. Filed
             herewith.

99.1 Form of Voting Agreement, dated as of April 25, 2001. Filed herewith.

99.2         Letter Agreement dated as of April 25, 2001, between Genzyme
             Corporation and Focal, Inc. Filed herewith.